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Exhibit 99.1










Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investor Relations: Eric Boyriven/Lindsay Hatton
Press: Scot Hoffman
FD Morgen-Walke
(212) 850-5600

FOR IMMEDIATE RELEASE
---------------------

              MSC INDUSTRIAL DIRECT CO., INC. PROVIDES GUIDANCE FOR
                        FISCAL 2003 THIRD QUARTER RESULTS
             - - COMPANY TO PRESENT AT WILLIAM BLAIR CONFERENCE - -

Melville, NY, June 24, 2003 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), "MSC," ONE OF THE PREMIER DISTRIBUTORS OF MRO SUPPLIES TO INDUSTRIAL CUSTOMERS THROUGHOUT THE UNITED STATES, TODAY PROVIDED GUIDANCE REGARDING ITS ANTICIPATED FINANCIAL RESULTS FOR ITS THIRD FISCAL QUARTER ENDED JUNE 1, 2003.

For the fiscal 2003 third quarter, the Company expects to report revenues of approximately $216.0 million, and diluted earnings per share of approximately $0.19. Gross margins for the fiscal 2003 third quarter are expected to be approximately 45%, in line with the Company's previous guidance. The Company's expected revenues for the third quarter of fiscal 2003 represent growth over the year ago period of approximately 3%.

"We are very pleased with our expected results for the fiscal 2003 third quarter," said Mitchell Jacobson, Chairman & Chief Executive Officer. "At the start of the quarter we noted that our visibility was limited by the uncertain outlook for the industrial sector and the apparent effect of the war in Iraq on some clients' purchasing decisions. In this environment, we continued to make it a priority to leverage our position as a market leader with a strong financial position and a reputation for superior customer service. In this way, we were able to continue to gain market share and also further expand our presence in non-industrial markets. The net result is that we expect to report solid financial performance for the period and to once again exceed our stated



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goal of converting 25% of incremental revenues into operating income. Month to date, sales growth in June has continued to trend at approximately 3% over the prior year, and we continue to be confident in our ability to successfully execute on our strategy."

The Company will report its results for the fiscal 2003 third quarter before the market opens on July 15th, 2003.

The Company also announced that it will present at William Blair & Company's 23rd Annual Growth Stock Conference, which is being held June 24th - 26th, 2003 at The Four Seasons Hotel in Chicago, Illinois. Mitchell Jacobsen will present on Wednesday, June 25th, 2003 at 11:10 AM CDT (12:10 PM EDT). Listeners can access a live audio and video webcast of the presentation at http://www.twst.com/econf/mm/blair2/msm.html. An archive of this webcast can be accessed through this site for 60 days following the presentation.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States. MSC distributes more than 500,000 industrial products from more than 2,500 suppliers to more than 330,000 customers. In-stock availability exceeds 99% and standard ground delivery is next day to 80% of the industrial United States. MSC reaches its customers through a combination of more than 35 million direct-mail catalogs and CD-ROMs, 90 branch sales offices, more than 450 sales people, the Internet and associations with some of the world's most prominent B2B e-commerce portals.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements on this Press Release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include general economic and business conditions, changes in customer preferences, competition, changes in business strategy, availability of products, acts of war or terrorism, and various other risk factors listed from time to time in the Company's SEC reports.

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